Exhibit 12B
                                                                    Page 1 of 2


              METROPOLITAN EDISON COMPANY AND SUBSIDIARY COMPANIES
      STATEMENTS SHOWING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                 AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES
       AND PREFERRED STOCK DIVIDENDS BASED ON SEC REGULATION S-K, ITEM 503
                                 (In Thousands)
                                    UNAUDITED


                                                        Twelve Months Ended
                                                           June 30, 1998
                                                           -------------



OPERATING REVENUES                                             $940,073
                                                               --------

OPERATING EXPENSES                                              734,444
  Interest portion of rentals (A)                                 8,627
                                                                  -----
         Net expense                                            725,817
                                                                -------

OTHER INCOME AND DEDUCTIONS:
   Allowance for funds used
    during construction                                             909
   Other income/(expense), net                                   (8,114)
                                                                 ------
         Total other income and deductions                       (7,205)
                                                                 ------

EARNINGS AVAILABLE FOR FIXED CHARGES
  AND PREFERRED STOCK DIVIDENDS (excluding
  taxes based on income)                                       $207,051
                                                               ========

FIXED CHARGES:
   Interest on funded indebtedness                             $ 42,838
   Other interest (B)                                            16,690
   Interest portion of rentals (A)                                8,627
                                                                -------
         Total fixed charges                                   $ 68,155
                                                                =======

RATIO OF EARNINGS TO FIXED CHARGES                                 3.04
                                                                   ====

Preferred stock dividend requirement                           $    483
Ratio of income before provision for
  income taxes to net income (C)                                  167.5%
                                                                  -----
Preferred stock dividend requirement
  on a pretax basis                                                 809
Fixed charges, as above                                          68,155
                                                                 ------
         Total fixed charges and
           preferred stock dividends                           $ 68,964
                                                                =======

RATIO OF EARNINGS TO COMBINED FIXED CHARGES
  AND PREFERRED STOCK DIVIDENDS                                    3.00
                                                                   ====

                                                                    Exhibit 12B
                                                                    Page 2 of 2


              METROPOLITAN EDISON COMPANY AND SUBSIDIARY COMPANIES
      STATEMENTS SHOWING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                 AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES
       AND PREFERRED STOCK DIVIDENDS BASED ON SEC REGULATION S-K, ITEM 503
                                 (In Thousands)
--------------------------------------------------------------------------------
                                    UNAUDITED




------------------------------

NOTES:

(A) Met-Ed has included the equivalent of the interest portion of all rentals charged to income as fixed charges for this statement and has excluded such components from Operating Expenses.

(B)      Includes   dividends  on   company-obligated   mandatorily   redeemable
         preferred securities of $9,000 for the twelve month period ended June 30, 1998.

(C) Represents income before provision for income taxes of $138,896 for the twelve month period ended June 30, 1998, divided by income before extraordinary item of $82,907.